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Exhibit 23.2

[Mauldin & Jenkins, LLC Letterhead]

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 14, 2001, relating to the statements of income, shareholders' equity, and cash flows of Walton Bank & Trust Company for the year ended December 31, 2000, prior to their restatement for the 2001 pooling of interests with Main Street Banks, Inc. in the Annual Report on Form 10-K of Main Street Banks, Inc.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
January 8, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS